Exhibit 99.1

Acacia Communications Reports Third Quarter 2016 Results

Revenue of $135.3 million up 107% and Net Income up 295% year-over-year

MAYNARD, Mass., November 10, 2016 (GLOBE NEWSWIRE) -- Acacia Communications, Inc. (NASDAQ: ACIA), a leading provider of high-speed coherent optical interconnect products, today reported financial results for its third quarter ended September 30, 2016.

“Our third quarter results exceeded our expectations driven by strong global demand for our products across metro and inter-data center networks,” said Raj Shanmugaraj, President and CEO of Acacia Communications. “To satisfy this continued demand, we further scaled our manufacturing capacity during the quarter. As was the case in the second quarter, we continued to diversify our revenue base, with two of our newer top tier customers ranking among the top five contributors to our revenue in the third quarter. Additionally, we recently announced sampling of our coherent CFP2-DCO module, leveraging our sixth DSP ASIC developed in 16nm CMOS, which we believe demonstrates our continued technology leadership position.”

“We are pleased that the continued market success of our highly-integrated product portfolio, combined with our ability to increase production capacity, led to enhanced profitability during the third quarter,” said John Gavin, CFO of Acacia Communications. “We are also pleased to have completed our follow-on offering last month, which strengthened our balance sheet and provides us with financial flexibility to pursue our growth objectives and expand our product offerings.”

Results for the Third Quarter of 2016

•	Revenue of $135.3 million, increased 107% year-over-year
•	GAAP gross margin of 46.8%; non-GAAP gross margin of 47.2%
•	GAAP income from operations of $36.8 million; non-GAAP income from operations of $43.5 million
•	GAAP net income of $34.9 million; non-GAAP net income of $40.9 million
•	EBITDA of $39.6 million; adjusted EBITDA of $46.2 million
•	GAAP diluted EPS of $0.86; non-GAAP diluted EPS of $1.01

Outlook for the Fourth Quarter of 2016

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. Acacia Communications disclaims any obligation to update these forward-looking statements.

Acacia Communications’ expectations for its fourth quarter ending December 31, 2016 are:

Quarter Ending December 31, 2016

Revenue (millions)	$136.0	to	$141.0
Non-GAAP Net Income (millions)	$36.0	to	$39.0
Non-GAAP Diluted EPS	$0.85	to	$0.92

Acacia Communications has not reconciled its expectations as to non-GAAP net income or non-GAAP diluted EPS to GAAP net income or GAAP EPS because stock-based compensation expense and the expected tax benefits derived from any disqualifying dispositions of equity awards during the fourth quarter of 2016 cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Conference Call

Acacia Communications will host a conference call to discuss its results for the third quarter of 2016, recent developments and the Company’s business outlook and strategy at 5 p.m. Eastern Time today. The live webcast of the call, along with the Company's earnings press release, can be accessed at the Acacia Communications’ Investor Relations website at http://ir.acacia-inc.com. The U.S. dial-in for the call is 1-877-407-8293 (1-201-689-8349 for non-U.S. callers). Please ask to be joined to the Acacia Communications call. A replay of the conference call will be available until November 24, 2016, at 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Acacia Communications’ Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-660-6853 (1-201-612-7415 for non-U.S. callers). The replay access code is 13647837.

Use of Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not prepared in accordance with, nor an alternative to, generally accepted accounting principles (GAAP). In addition, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

Schedule D of this press release provides reconciliations of Acacia Communications’ non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, non-GAAP diluted EPS, EBITDA and adjusted EBITDA to their most comparable GAAP financial measure.

Acacia Communications believes that providing these non-GAAP financial measures to investors, in addition to providing the corresponding income statement measures, provides investors the benefit of viewing the Company’s performance using the same financial metrics that its management team uses in making many key decisions and evaluating how its results of operations may look in the future. Acacia Communications’ management does not believe that items not involving cash expenditures, such as non-cash compensation related to equity awards and redeemable convertible preferred stock warrant liability changes derived from mark-to-

market adjustments, are part of its critical decision making process. Therefore, Acacia Communications excludes those items, as applicable, from non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, non-GAAP diluted EPS, EBITDA and adjusted EBITDA.

Acacia Communications’ non-GAAP financial measures reflect adjustments based on the metrics described below, as well as the related income tax effects. The income tax effect of these non-GAAP adjustments is determined by recalculating income tax expense excluding these adjustments.

Non-GAAP gross profit.    Acacia Communications defines non-GAAP gross profit as gross profit as reported on its consolidated income statements, excluding the impact of stock-based compensation, which is a non-cash charge. Acacia Communications has presented non-GAAP gross profit because the Company believes that the exclusion of stock-based compensation facilitates comparisons of its results of operations to other companies in its industry.

Non-GAAP income from operations.    Acacia Communications defines non-GAAP income from operations as income from operations as reported on the Company’s consolidated income statements, excluding the impact of stock-based compensation. Acacia Communications has presented non-GAAP income from operations because the Company believes that the exclusion of stock-based compensation facilitates comparisons of its results of operations to other companies in its industry.

Non-GAAP net income and Non-GAAP diluted EPS.    Acacia Communications defines non-GAAP net income as net income as reported on the Company’s consolidated income statements, excluding the impact of stock-based compensation and the change in fair value of the preferred stock warrant liability, both of which are non-cash charges, and the related tax effect of excluding those items.

In order to calculate non-GAAP diluted EPS, Acacia Communications uses a non-GAAP weighted-average share count. The Company defines non-GAAP weighted-average shares used to compute non-GAAP diluted EPS as GAAP weighted-average shares used to compute diluted net income per share attributable to common stockholders, adjusted to reflect the conversion of its redeemable convertible preferred stock into common stock and the conversion of its redeemable convertible preferred stock warrants into common stock warrants, both as if they had occurred at the beginning of the period.

Acacia Communications has presented non-GAAP net income and non-GAAP diluted EPS because the Company believes that the exclusion of stock-based compensation and the change in fair value of the preferred stock warrant liability facilitates comparisons of its results of operations to other companies in its industry.

EBITDA and Adjusted EBITDA.    Acacia Communications defines EBITDA as net income before interest income/expense, depreciation, and its provision for income taxes. Acacia

Communications defines adjusted EBITDA as EBITDA excluding stock-based compensation and the change in fair value of the preferred stock warrant liability. Acacia Communications has presented adjusted EBITDA because it is a key measure used by its management and board of directors to understand and evaluate the Company’s operating performance, to establish budgets and to develop operational goals for managing its business. In particular, Acacia Communications believes that the exclusion of the expenses eliminated in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of its core operating performance.

Acacia Communications uses these non-GAAP financial measures to evaluate its operating performance and trends, and make planning decisions. Acacia Communications believes that each of these non-GAAP financial measures helps identify underlying trends in its business that could otherwise be masked by the effect of the items that the Company excludes. Accordingly, Acacia Communications believes that these financial measures provide useful information to investors and others in understanding and evaluating its operating results, enhancing the overall understanding of the Company’s past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in its financial and operational decision-making.

Acacia Communications’ non-GAAP financial measures are not prepared in accordance with GAAP, and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than gross profit, income from operations, net income or diluted EPS, which are the nearest GAAP equivalents. Some of these limitations are:

•

Acacia Communications excludes stock-based compensation expense from each of its non-GAAP financial measures, as it has recently been, and will continue to be for the foreseeable future, a significant recurring expense for its business and an important part of the Company’s compensation strategy;

•

Acacia Communications excludes the change in fair value of its preferred stock warrant liability from its non-GAAP net income and EBITDA and adjusted EBITDA measures, as it has historically been a recurring non-cash charge but it will not recur in the periods following the Company’s initial public offering;

•	adjusted EBITDA excludes depreciation expense and, although this is a non-cash expense, the assets being depreciated may have to be replaced in the future;
•

adjusted EBITDA does not reflect interest expense, or the cash requirements necessary to service interest, which reduces cash available to the Company, nor does it reflect interest income, which increases cash available to the Company, as this income is not generated by our core operations;

•	adjusted EBITDA does not reflect income tax payments that reduce cash available to the Company; and
•

the expenses and other items that the Company excludes in its calculation of adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from adjusted EBITDA when they report their operating results.

Because of these limitations, non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Acacia Communications’ use of non-GAAP financial measures, and the underlying methodology when excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that Acacia Communications will not, in fact, record such items in future periods.

Investors should consider Acacia Communications’ non-GAAP financial measures in conjunction with the corresponding GAAP financial measures.

About Acacia Communications

Acacia Communications develops, manufactures and sells high-speed coherent optical interconnect products that are designed to transform communications networks through improvements in performance, capacity and cost. By converting optical interconnect technology to a silicon-based technology, a process Acacia Communications refers to as the “siliconization of optical interconnect,” Acacia Communications is able to offer products that meet the needs of cloud and service provider customers in a simple, open, high-performance form factor that can be easily integrated in a cost-effective manner with existing network equipment. www.acacia-inc.com.

Forward Looking Statements

This press release includes statements concerning Acacia Communications and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions are intended to identify forward-looking statements. Acacia Communications has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that the Company believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, the Company’s anticipated growth strategies, its expectations regarding competition, the anticipated trends and challenges in its business and the market in which Acacia Communications operates, including those that may affect its customers and their demand for Acacia Communications’ products, its expectations regarding, and the stability of, its supply chain and manufacturing, the scope, progress, expansion and costs of developing and commercializing its products, the size and growth of the potential markets for its products and the ability to serve those markets, regulatory developments in the United States and foreign countries, including under export control laws or regulations that could impede its ability to sell its products to customers in certain foreign jurisdictions, and other risks set forth under the caption "Risk Factors" in the Company's public reports filed with the SEC, including the Company's Registration Statement on Form S-1 and Final Prospectus filed with the Securities and Exchange Commission on October 4, 2016 and October 7 2016, respectively, its Form 10-Q for the fiscal quarter ended June 30, 2016, and its Form 10-Q for the fiscal quarter ended September 30, 2016 to be filed with the SEC. Acacia Communications assumes no obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

SCHEDULE A

ACACIA COMMUNICATIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$122,914	$27,610
Marketable securities	52,641	-
Accounts receivable	101,749	41,260
Inventory	29,194	27,920
Prepaid expenses and other current assets	3,685	3,179
Deferred product costs	1,688	3,476
Total current assets	311,871	103,445
Restricted cash	2,181	-
Property and equipment, net	21,119	15,925
Deferred tax asset	16,342	11,189
Other assets	399	185
Total assets	$351,912	$130,744

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$48,389	$25,015
Accrued liabilities	31,486	15,521
Deferred revenue	7,957	7,762
Total current liabilities	87,832	48,298
Preferred stock warrant liability	-	3,254
Other long-term liabilities	1,589	396
Total liabilities	89,421	51,948

Redeemable convertible preferred stock	-	70,780

Stockholders' equity:
Common stock	4	1
Additional paid-in capital	188,084	-
Accumulated other comprehensive loss	(17)	-
Retained earnings	74,420	8,015
Total stockholders' equity	262,491	8,016
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$351,912	$130,744

SCHEDULE B

ACACIA COMMUNICATIONS, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Revenue	$135,304	$65,419	$335,985	$170,509
Cost of revenue	72,004	40,209	183,327	108,290
Gross profit	63,300	25,210	152,658	62,219
Operating expenses:
Research and development	18,915	9,604	56,168	26,327
Sales, general and administrative	7,541	3,005	20,244	8,060
Total operating expenses	26,456	12,609	76,412	34,387
Income from operations	36,844	12,601	76,246	27,832
Other income (expense), net:
Interest income (expense), net	156	(6)	184	(138)
Change in fair value of preferred stock warrant liability	-	(370)	(3,361)	(1,813)
Other income (expense)	10	(32)	(68)	135
Total other income (expense), net	166	(408)	(3,245)	(1,816)
Income before provision for income taxes	37,010	12,193	73,001	26,016
Provision for income taxes	2,122	3,354	5,918	8,133
Net income	34,888	8,839	67,083	17,883
Accretion of redeemable convertible preferred stock	-	(1,097)	(1,722)	(3,257)
Undistributed earnings attributable to participating securities	-	(6,094)	(23,959)	(11,582)
Net income attributable to common stockholders - basic and diluted	$34,888	$1,648	$41,402	$3,044
Net income per share attributable to common stockholders:
Basic	$0.97	$0.25	$1.95	$0.48
Diluted	$0.86	$0.20	$1.64	$0.37
Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	35,922	6,534	21,195	6,357
Diluted	40,708	8,422	25,183	8,146

SCHEDULE C

ACACIA COMMUNICATIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$67,083	$17,883
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,536	3,164
Stock-based compensation	16,136	545
Deferred income taxes	(5,153)	-
Other non-cash charges	61	80
Change in fair value of preferred stock warrant liability	3,361	1,813
Changes in operating assets and liabilities:
Accounts receivable	(60,489)	(34,447)
Inventory	(1,274)	(4,796)
Prepaid expenses and other current assets	(2,625)	711
Deferred product costs	1,788	(480)
Restricted cash	(2,181)	-
Other assets	(172)	(77)
Accounts payable	23,911	17,583
Accrued liabilities	15,999	6,897
Deferred revenue	195	(899)
Other long-term liabilities	1,193	-
Net cash provided by operating activities	64,369	7,977

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(12,267)	(8,446)
Purchases of marketable securities	(52,719)	-
Deposits	(42)	(6)
Net cash used in investing activities	(65,028)	(8,452)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	-	(2,155)
Payment of capital lease obligation	(34)	(39)
Deferred financing costs	-	(4)
Proceeds from initial public offering, net of underwriting discounts and commissions	97,757	-
Payment of public offering costs	(2,116)	(563)
Proceeds from the exercise of common stock options	356	147
Net cash provided by (used in) financing activities	95,963	(2,614)

Effect of exchange rates on cash	-	(2)
Net increase (decrease) in cash and cash equivalents	95,304	(3,091)
Cash and cash equivalents—Beginning of period	27,610	21,128
Cash and cash equivalents—End of period	$122,914	$18,037

SCHEDULE D

ACACIA COMMUNICATIONS, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(in thousands, except per share data)

(unaudited)

	Q3 2016	Q2 2016	Q3 2015
Non-GAAP Gross Profit
GAAP gross profit	$63,300	$53,952	$25,210
Stock-based compensation - cost of revenue	504	660	24
Non-GAAP gross profit	$63,804	$54,612	$25,234
Non-GAAP gross margin	47.2%	47.0%	38.6%

	Q3 2016	Q2 2016	Q3 2015
Non-GAAP Income from Operations
GAAP income from operations	$36,844	$23,464	$12,601
Stock-based compensation	6,675	9,171	231
Non-GAAP income from operations	$43,519	$32,635	$12,832

	Q3 2016	Q2 2016	Q3 2015
Non-GAAP Net Income
GAAP net income	$34,888	$17,598	$8,839
Stock-based compensation	6,675	9,171	231
Change in fair value of preferred stock warrant liability	-	3,609	370
Tax effect of excluded items	(650)	(1,496)	(29)
Non-GAAP net income	$40,913	$28,882	$9,411

	Q3 2016	Q2 2016	Q3 2015
EBITDA and Adjusted EBITDA
GAAP net income	$34,888	$17,598	$8,839
Depreciation	2,716	2,154	1,208
Interest (income) expense, net	(156)	(20)	6
Provision for income taxes	2,122	2,219	3,354
EBITDA	39,570	21,951	13,407
Stock-based compensation	6,675	9,171	231
Change in fair value of preferred stock warrant liability	-	3,609	370
Adjusted EBITDA	$46,245	$34,731	$14,008

SCHEDULE D (Cont.)

ACACIA COMMUNICATIONS, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(in thousands)

(unaudited)

	Q3 2016	Q2 2016	Q3 2015

GAAP Diluted net income per share attributable to common stockholders	$0.86	$0.43	$0.20
Accretion to redemption value and undistributed earnings allocated to participating securities	-	(0.12)	0.03
Stock-based compensation	0.16	0.38	0.03
Change in fair value of preferred stock warrant liability	-	0.14	0.04
Tax effect of excluded items	(0.01)	(0.06)	-
Non-GAAP diluted EPS	$1.01	$0.77	$0.29

Weighted-average shares used to compute GAAP diluted net income per share attributable to common shareholders	40,708	24,373	8,422
Adjustment for conversion of preferred stock	-	12,753	24,177
Conversion of preferred stock warrant into common stock warrant	-	245	245
Weighted-average shares used to compute non-GAAP diluted EPS	40,708	37,371	32,844

EPS amounts in the table above are based on actual results.  Totals may not sum due to rounding.

SCHEDULE E

ACACIA COMMUNICATIONS, INC.

SUPPLEMENTAL CASH FLOW INFORMATION

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2016	2015
Supplemental cash flow disclosures:
Cash paid for income taxes, net of refunds	$2,801	$2,419
Cash paid for interest	$-	$53

SOURCE Acacia Communications, Inc.

For further information:

Investor Relations Contact:

Monica Gould

Office: (212) 871-3927

Email: IR@acacia-inc.com

Public Relations Contact:

Jason Ouellette
Office: (617) 399-4908

Email: Jason.ouellette@text100.com